UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Macquarie CNL Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-158478	26-4386951

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 8, 2011, Macquarie CNL Global Income Trust, Inc. (the “Company”), through a subsidiary formed for such purpose, closed on the acquisition of a fee interest in an approximately 51,000 rentable square foot, free-standing light industrial building located on approximately 12 acres of land in Pflugerville, Texas, which is near the Austin, Texas metropolitan area (the “Property”). We purchased the Property from an unaffiliated third party, Bay Investors, LLC, a Texas limited liability company for $4.55 million, exclusive of closing costs of approximately $124,900. We previously paid deposits of $100,000 which were applied to the purchase price at closing. The purchase price was funded using approximately $1.7 million of proceeds from our offering, and by a draw of approximately $2.8 million from our existing revolving line of credit facility with JPMorgan Chase Bank, N.A. (the “Loan”).

The current outstanding Loan amount represents approximately 60% of the bank’s appraised value of the Property. The Loan is secured by a first mortgage on the Property as well as a pledge of our equity interest in a wholly owned subsidiary we formed to acquire the Property. The Loan bears interest at a variable interest rate of LIBOR plus 2.75%. At our option, we may increase the amount of the Loan to approximately $3.3 million, in which event the interest rate will increase to LIBOR plus 3.20%. We are a guarantor of the Loan. We are required to make interest only payments on the Loan with all outstanding principal and accrued and unpaid interest due on March 24, 2013, subject to our option to extend the Loan until March 24, 2014, upon payment of an extension fee and meeting certain other conditions. The Loan may be prepaid at any time, subject to a minimal prepayment fee.

The building was constructed in 1991 and is 100% leased to FedEx Ground Package System, Inc. as a distribution center. The lease will expire on April 14, 2016, subject to the tenant’s option to extend the lease for an additional five year period. Monthly base rent on the lease is approximately $35,147, annualized base rent is approximately $422,000, and the effective annual base rent per leased square foot is approximately $99. The tenant is responsible for payment of all property taxes, insurance, utilities, repairs and maintenance, excluding structural and roof expenses.

In determining to acquire the property, we considered the following:

—

The Austin metropolitan statistical area is the fourth largest metro area in the state of Texas and one of the fastest growing regions in the country, with its population having increased by approximately 40% in the past decade. Austin is the fifteenth largest city in the United States and is located within 200 miles of three of the nation’s largest ten cities, Dallas, Houston and San Antonio, Texas.

—

Austin has a diversified economy based on state government, education, technology, manufacturing, research and development, and software and has one of the nation’s strongest concentrations of technology and biotechnology companies.

—	As of April 2011, Austin’s unemployment rate was approximately 6.5%, lower than the national average of 8.7%.

—	Austin’s industrial market continued to show signs of recovery in the fourth quarter of 2010, closing the year with positive absorption, marking the first positive year-end absorption gain since 2007.

—

The property is located in the heart of a busy industrial area, adjacent to Interstate 35 with direct access to State Highway 45 and downtown Austin, and is near airports and other major highways as well as numerous, well-known industrial facilities and big box retailers.

—

The property has been fully leased by an investment grade tenant for ten years. The lease was just renewed in April 2011 for an additional five years and upon expiration of the current term may be extended at the tenant’s option for an additional five years.

We believe that the Property is suitable for its intended purpose and is adequately covered by insurance. We do not intend to make significant renovations or improvements to the Property.

Austin’s industrial market contains approximately 84 million square feet in 2,975 buildings, with the majority of space located in the northern and eastern parts of the Austin metropolitan statistical area. The market is predominately comprised of warehouse, distribution, and service center/flex facilities. The three largest industrial sectors in Austin are the northern submarket with approximately 19 million square feet, the southeastern submarket with approximately 14 million square feet, and the northeastern submarket with approximately 13 million square feet. The overall vacancy rate for all sectors was 12.9% in the fourth quarter of 2010, showing improvement from 13.4% in the previous quarter.

In connection with our investment in the Property, we paid our advisor an Investment Services Fee of $84,175, which is equal to 1.85% of the purchase price of the Property.

Real estate taxes assessed for the fiscal year ended December 31, 2010 (the most recent tax year for which information is generally available) were approximately $97,000, calculated by multiplying the Property’s assessed value by five applicable tax rates (per $100 of assessed value) of ..4568%, 1.4600%, .0719%, 6.040% and .1000%, respectively.

For federal income tax purposes, the depreciable basis in the property is expected to be approximately $2.9 million. We will calculate depreciation expense for federal income tax purposes by using the straight line method. For federal income tax purposes, we depreciate buildings and land improvements based on estimated useful lives of 40 years and 20 years, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

We issued a press release describing the transaction covered by this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 14, 2011.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2011	MACQUARIE CNL GLOBAL INCOME TRUST, INC.

By: /s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer